Exhibit 10.15

Tree.com, Inc.

Deferred Compensation Plan for Non-Employee Directors

1.             Purpose.  The purpose of the Tree.com, Inc. Deferred Compensation Plan for Non-Employee Directors (the “Plan”) is to provide non-employee directors of Tree.com, Inc. (or any successor thereto) (the “Company”) with an opportunity to defer Director Fees (as defined in paragraph 4(b) below).

2.             Effective Date.  The Plan shall become effective on August       , 2008, subject to approval by the Company’s Board of Directors (the “Board”).

3.             Eligibility.  Any director of the Company who is not an employee of the Company or of any subsidiary or affiliate of the Company is eligible to participate in the Plan.

4.             Election to Defer Compensation.

(a)           Time of Eligibility.  An election to defer Director Fees by a newly elected director shall be made by such director within the 30-day period following his or her election to the Board, which election shall apply only to Director Fees earned for services performed after the date of such election.  A director who has either (i) not previously elected to defer Director Fees or (ii) discontinued (or wishes to modify) a prior election to defer Director Fees may elect to defer Director Fees (or modify an existing deferral election) by giving written notice to the Company on or prior to November 1 of each year (or such other date as may be determined from time to time by the Secretary of the Company in accordance with paragraph 10 of the Plan and in compliance with applicable law).  Any such election shall only apply to Director Fees earned for services performed during the calendar year following such written notice.  The effectiveness of a given election shall continue until the participant’s “separation from service,” as defined under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and Treasury Regulation §1.409A, from the Company and any entity that would be treated as a single employer with the Company under Section 414(b) or 414(c) of the Code (a “Separation from Service”) or until the end of the calendar year during which the director gives the Company written notice of its discontinuance or modification, whichever shall occur first.  Any notice of discontinuance or modification shall operate prospectively from the first day of the calendar year following the receipt of such written notice by the Secretary of the Company, and Director Fees payable during any subsequent calendar year shall either be paid (absent any timely future deferral election) or deferred in accordance with the terms of the discontinuance or modified election, as applicable; provided, however, that Director Fees theretofore deferred shall continue to be withheld and shall be paid in accordance with the notice of election pursuant to which they were withheld.  All written notices regarding deferral elections and/or the discontinuance or modification of prior deferral elections shall be made on a form prescribed by the Company.

(b)           Amount of Deferral.  A participant may elect to defer receipt of all or a specified portion of the cash fees receivable by such director for services performed as a director of the Company (which amounts shall include fees for services as a member of one or more Committee(s) of the Board and meeting attendance fees, if any (among other fees), as and if applicable from time to time) that are otherwise payable to the director in cash (the “Director Fees”).

(c)           Manner of Electing Deferral.  A participant shall elect to defer Director Fees by giving written notice to the Company in a form prescribed by the Company.  Such notice shall include:

(i)            the percentage or amount of Director Fees to be deferred (the “Deferred Fees”);

(ii)           the allocation of the Deferred Fees between the “Cash Fund” or “Share Units;” and

(iii)          in the case of a participant’s initial election only, an election of a lump-sum payment or of a number of annual installments (not to exceed five) for the payment of the Deferred Fees (plus the amounts (if any) credited under Section 5), with such lump-sum payment or the first installment payment occurring on the later of (A) the calendar year following the calendar year in which the participant’s Separation from Service occurs (but not earlier than January 15th of such year) or (B) the first day of the seventh month following the date on which the participant’s Separation from Service occurs (and otherwise in compliance with applicable law), with any successive annual installment payments to be made not earlier than January 15th of each such year.  Any payment election made by a participant in connection with his or her initial election to participate in the Plan shall apply to all Deferred Fees, whether covered by the initial deferral election or a subsequent deferral election; provided, however, that this paragraph 4(c)(iii) shall not preclude subsequent modifications to the payment election described immediately above that are made in connection with a participant’s Separation from Service and in compliance with paragraph (d) below.

(d)           A participant may change his or her payment election in accordance with the following requirements:

(i)            Subject to clauses (ii) and (iii) of this paragraph (d), such election may not take effect until the twelve (12) month anniversary of the date the election is made and filed with the Secretary of the Company using a form prescribed by the Company;

(ii)           Such lump-sum payment or the first installment payment  shall not be made less than five (5) years after the date that the participant’s Deferred Fees (plus the amounts (if any) credited under Section 5)would have been paid pursuant to paragraph (c)(iii) above (or such later year if a prior modification was made pursuant to this paragraph); and

(iii)          Any new election shall not be effective unless made at least twelve (12) months prior to the year in which the payment of the Deferred Fees (plus the amounts (if any) credited under Section 5) would otherwise commence.

5.             Deferred Compensation Account.  The Company shall establish a book-entry account for each participant to record the participant’s Deferred Fees (the “Account”).

(a)           For Deferred Fees allocated by the participant to the Cash Fund:

(i)            at the time the Director Fees would otherwise have been payable, the Account will be credited with the amount of the Deferred Fees, receipt of which the participant has elected to defer, and

(ii)           at the end of each calendar year or terminal portion of a year, the Account will be credited with deemed interest, at an annual rate equivalent to the weighted average prime or base lending rate of JP Morgan Chase Bank (including any successor thereto or such other financial institution that may be selected from time to time by the Secretary of the Company in accordance with paragraph 10 of the Plan and in accordance with applicable law) for the relevant year or portion thereof (the “Interest Equivalents”), upon the average daily balance in the Account during such year or portion thereof.

(b)           For  Deferred Fees allocated by the participant to Share Units:

(i)            at the time the Director Fees would otherwise have been payable, (A) the Account will be credited with the amount of the Deferred Fees, receipt of which the participant has elected to defer and (B) such amount of Deferred Fees shall be converted on such date to a number of “Share Units” (computed to the nearest 1/1000 of a share) equal to the number of shares of common stock, par value $.01 per share (“Common Stock”), of the Company that theoretically could have been purchased on such date with such amount of Deferred Fees, using the closing price for the Common Stock on such date (or, if such date is not a trading day, on the next preceding trading day) on The Nasdaq Stock Market’s National Market System (“Nasdaq”) or, if the Common Stock is not then listed or quoted on Nasdaq, the principal stock exchange on which the Common Stock is then traded;

(ii)           on each date on which a dividend is paid on the Common Stock, the Account will be credited with the number of Share Units (computed to the nearest 1/1000 of a share) which theoretically could have been purchased with the amount of dividends payable on the number of shares of Common Stock equal to the number of Share Units in the participant’s Account immediately prior to the payment of such dividend; the number of additional Share Units shall be calculated as in paragraph 5(b)(i) above, provided that, with respect to dividends paid in kind, the amount of such dividend shall be determined based on the fair market value of such dividend on the date of the dividend distribution (which, if such dividend is a security that is then traded on a stock exchange, the fair market value of such security shall be the closing price on such date of the security on the principal stock exchange on which the security is then traded (or, if such date is not a trading day, on the next trading day); and

(iii)          on the date of the occurrence of any event described in paragraph 7(d) below, the Account will be credited with the number of Shares Units necessary for an equitable adjustment, which adjustment shall be determined in accordance with paragraphs 7(d) and 10 of the Plan and in accordance with applicable law.

(c)           Unless otherwise determined by the Secretary of the Company in accordance with paragraph 10 of the Plan and in accordance with applicable law, Deferred Fees shall be payable (and related amounts credited to participant Accounts) on a quarterly basis.  Each payment shall be classified as a “separate payment” under Section 409A of the Code.

6.             Value of Deferred Compensation Accounts.  The value of each participant’s Account on any date shall consist of (a) in the case of the Cash Fund, the sum of the Deferred Fees credited in accordance with paragraph 5 above and the Interest Equivalents credited through such date, if any, and (b) in the case of the Share Units, the market value of the corresponding number of shares of Common Stock on such date, determined using the closing price for the Common Stock on such date (or, if such date is not a trading day, on the next preceding trading day) on Nasdaq, or if the Common Stock is not then listed or quoted on Nasdaq, the principal stock exchange on which the Common Stock is then traded.  A participant’s Account shall be credited with Interest Equivalents or additional Share Units, if any, as applicable for so long as there is an outstanding balance credited to the Participant’s Account.

7.             Payment of Deferred Compensation.  No payment shall be made from a participant’s Account except as follows:

(a)           The balance of Deferred Fees and Interest Equivalents in a participant’s Account credited to the Cash Fund shall be paid in cash in the manner elected in accordance with the provisions of paragraph 4(c) above.  If annual installments are elected, the amount of the first payment shall be a fraction of the balance in the participant’s Account as of the December 31 of the year preceding such payment, the numerator of which is one and the denominator of which is the total number of annual installments elected.  The amount of each subsequent payment shall be a fraction of the balance in the participant’s Account as of December 31 of the year preceding each subsequent payment, the numerator of which is one and the denominator of which is the total number of installments elected minus the number of installments previously paid.  Each payment pursuant to this paragraph 7(a) shall include Interest Equivalents, but only on the amount being paid, from the preceding December 31 to the date of payment.

(b)           The balance in a participant’s Account credited to Share Units shall be paid in the number of actual shares of Common Stock equal to the whole number of

Share Units in the participant’s Account.  If annual installments are elected, the whole number of shares of Common Stock in the first payment shall be a fraction of the number of Share Units in the participant’s Account as of December 31 of the year preceding such payment, the numerator of which is one and the denominator of which is the total number of annual installments elected.  The whole number of shares of Common Stock in each subsequent payment shall be a fraction of the Share Units in the participant’s Account as of December 31 of the year preceding each subsequent payment, the numerator of which is one and the denominator of which is the total number of installments elected minus the number of installments previously paid.  If annual installments are elected, cash payments in lieu of fractional shares of Common Stock issuable in respect of fractional Share Units, if applicable, shall be made with the last payment.

(c)           Notwithstanding the election of the participant pursuant to paragraph 4(c), in the event of a participant’s death while a director, “conflict of interest” within the meaning of Treasury Regulation Section 1.409A-3(j)(4)(iii), or “disability” within the meaning of Treasury Regulation Section 1.409A-3(i)(4), the balance in the participant’s Account (in the case of the Cash Fund, including Interest Equivalents in relation to the elapsed portion of a year) shall be determined as of such date of death, conflict of interest or disability, and such balance shall be paid in one lump-sum payment in cash in the case of the Cash Fund or in actual shares of Common Stock in the case of Share Units to the participant or the participant’s estate, as the case may be, as soon as reasonably practicable thereafter (and otherwise in compliance with applicable law and Section 409A of the Code) but in no event later than the later of the last day of such calendar year in which the death, conflict of interest or disability occurred or ninety (90) days following the occurrence of the death, conflict of interest or disability.

(d)           In the event of any merger, consolidation, acquisition of property or shares, stock rights offering, liquidation, disaffiliation, or similar event affecting the Company or any of its subsidiaries, the Board or the Compensation and Human Resources Committee (or such other Committee as the Board may from time to time designate) (the “Committee”) may make such equitable substitutions or adjustments in the aggregate number of Share Units in a participant’s Account, in the form or type of property represented by such Share Units and in the number and kind of shares reserved for issuance as the Board or the Committee deems appropriate.  In the event of a stock dividend, stock split, reverse stock split, separation, spinoff, reorganization, extraordinary dividend of cash or other property, share combination, or recapitalization or similar event affecting the capital structure of the Company, the Committee or the Board shall make such substitutions or adjustments as it deems appropriate and equitable to the aggregate number of Share Units in a participant’s Account, in the form or type of property represented by such Share Units and in the number and kind of shares reserved for issuance.  Any successor corporation or other acquirer of the Company shall be required to assume the Company’s obligations hereunder and substitute an appropriate number of shares of stock or other equity measure of such successor entity for Share Units.

8.             Participant’s Rights Unsecured.  The right of a participant to receive any unpaid portion of the participant’s Account, whether the Cash Fund or Share Units, shall be an unsecured claim against the general assets of the Company.

9.             Nonassignability.  The right of a participant to receive any unpaid portion of the participant’s Account shall not be assigned, transferred, pledged or encumbered or be subject in any manner to alienation or anticipation.

10.           Administration.  This Plan shall be administered by the Secretary of the Company, who shall have the authority to adopt rules and regulations for carrying out the Plan and to interpret, construe and implement the provisions thereof.

11.           Stock Subject to Plan.  The total number of Share Units that may be credited to the Accounts of all eligible directors, and the total number of shares of Common Stock reserved and available for issuance, under the Plan shall be 100,000.

12.           Conditions Upon Issuance of Common Stock.  Shares of Common Stock shall not be issued pursuant to the Plan unless the issuance and delivery of such shares pursuant hereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares of Common Stock may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

13.           Amendment and Termination.  This Plan may be amended, modified or terminated at any time by the Committee or the Board; provided, however, that no such amendment, modification or termination shall, without the consent of a participant, adversely affect such participant’s rights with respect to amounts theretofore accrued to the participant’s Account and any amendment or termination of the Plan shall be effected in accordance with the requirements of Section 409A of the Code.

14.           Section 409A of the Code.

(a)           The terms and conditions of the Plan are intended to comply (and shall be interpreted in accordance) with Section 409A of the Code and the regulations thereunder.

(b)           No action shall be taken under the Plan that will cause any Account to fail to comply in any respect with Section 409A of the Code without the written consent of the participant.

(c)           Any adjustments to Share Units and/or cash payments made pursuant to paragraph 7(d) shall be made (i) in compliance with the requirements of Section 409A of the Code and (ii) in such a manner as to ensure that after such adjustment and/or cash payment, the Share Units or Deferred Fees to be paid comply with the requirements of Section 409A of the Code.